UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 6, 2026, Veradigm Inc. (the “Company”) announced the appointment of Christian Greyenbuhl as the Company’s new Chief Financial Officer, effective as of the later of (a) May 11, 2026 and (b) the first business day following the date that the Company files its Annual Report on Form 10-K for its 2023 and 2024 fiscal years, or as otherwise agreed (such later date, the “Effective Date”). Mr. Greyenbuhl has also been designated as the principal financial officer and the principal accounting officer of the Company, effective as of the Effective Date. On the Effective Date, Mr. Greyenbuhl will replace Mr. Leland Westerfield, who has been serving as the Company’s Interim Chief Financial Officer.

Mr. Greyenbuhl, age 49, most recently served as Chief Financial Officer of Ministry Brands, LLC (“Ministry Brands”), a technology company serving mission-focused organizations, where he led the finance organization since November 2022. From November 2021 until November 2022, Mr. Greyenbuhl was Senior Vice President of Corporate Finance and Investor Relations at Xplor Technologies LLC (“Xplor Technologies”), a global provider of SaaS, embedded payments and commerce-accelerating technologies, where he established investor relations infrastructure and helped prepare Xplor Technologies for its initial public offering. Prior to his time at Xplor Technologies, Mr. Greyenbuhl held increasingly senior finance roles at Automatic Data Processing Inc. (“ADP”), a global provider of human capital management solutions, including serving most recently as General Manager - Globalview North America from August 2020 through November 2021. Before joining ADP, he spent over a decade at PricewaterhouseCoopers, specializing in SEC reporting, technical accounting, and capital markets transactions. Mr. Greyenbuhl is a Chartered Accountant with the Institute of Chartered Accountants of Scotland and has an inactive license as a Certified Public Accountant.

There are no arrangements or understandings between Mr. Greyenbuhl and any other persons pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Greyenbuhl and any director or executive officer of the Company. Mr. Greyenbuhl has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Greyenbuhl and the Company entered into a letter agreement, dated April 1, 2026 (the “Letter Agreement”), pursuant to which Mr. Greyenbuhl will be eligible to receive the following payments and benefits: (i) an annual base salary of $580,000; (ii) a sign-on bonus (the “Sign-On Bonus”) in the amount of $300,000, payable, less applicable withholdings, 50% on or promptly following the Effective Date and 50% on or about the date that is the first anniversary of the Effective Date; (iii) a target annual bonus of 75% percent of his annual base salary, with the actual bonus amount to be determined in accordance with payout metrics and scales established by the Compensation Committee of the Company’s board of directors (the “Board”); and (iv) an initial equity grant with a value of $3,000,000, consisting of (A) restricted stock units with a value of $1,500,000, which are scheduled to vest in four equal annual installments, and (B) performance stock units with a value of $1,500,000, which will vest following the conclusion of a three-year performance period based on achievement of performance metrics to be determined by the Board (or a committee thereof), in each case subject to his continued employment with the Company. Commencing with the 2027 annual grant cycle, Mr. Greyenbuhl will be eligible for annual equity awards with a grant date fair value of at least $2,500,000. The amount of the Sign-On Bonus paid to Mr. Greyenbuhl is subject to repayment in the event that his employment is terminated (other than by Mr. Greyenbuhl for “Good

Reason” or by the Company for “Cause”, in each case as defined in the Severance Agreement defined below) prior to the second anniversary of the Effective Date. In the event that Mr. Greyenbuhl’s employment is terminated by the Company without Cause or he resigns for “Good Reason”, he will be entitled to any then-unpaid portion of the Sign-On Bonus.

In addition to the Letter Agreement, on April 1, 2026, Mr. Greyenbuhl and the Company entered into an Agreement for the Payment of Benefits Following Termination of Employment (the “Severance Agreement”) pursuant to which, in the event that Mr. Greyenbuhl’s employment is terminated outside of the “Change in Control Period” (as defined in the Severance Agreement) by the Company other than for Cause, death or “Disability” (as defined in the Severance Agreement) outside of the “Change in Control Period” (as defined in the Severance Agreement), then, subject to his execution of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to receive (i) a lump sum payment equal to the sum of his base salary and target annual bonus; (ii) any earned but unpaid bonus amounts; (iii) reimbursement of the cost of COBRA continuation coverage at active employee rates for up to 12 months; and (iv) the accelerated vesting of any portions of his outstanding equity awards that were scheduled to vest in the 12-month period following the termination date, based on target performance (or actual performance where determinable within such 12-month period) with respect to performance-based awards.

In the event that Mr. Greyenbuhl’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, during the Change in Control Period, then, subject to his execution of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to receive (i) a lump sum payment equal to the sum of his base salary and target annual bonus; (ii) any earned but unpaid bonus amounts; (iii) reimbursement of the cost of COBRA continuation coverage at active employee rates for up to 12 months; and (iv) the full vesting of any outstanding equity awards, based on target performance with respect to performance-based awards. For purposes of the Severance Agreement, “Change in Control Period” means the period beginning upon the date that is three months prior to a “Change in Control” (as defined in the Severance Agreement) and ending (a) on the first anniversary of the Change in Control with respect to the amounts described in clause (i) above, and (b) on the second anniversary of the Change in Control with respect to the equity vesting described in clause (iv) above.

The above descriptions of the Letter Agreement and the Severance Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Executive Officer Transition Matters

On March 31, 2026, the Company notified Lee Westerfield, the Company’s Interim Financial Officer, principal financial officer and principal accounting officer, that, effective as of the Effective Date, he would no longer be employed by the Company. Pursuant to the agreement entered into between Mr. Westerfield and the Company on December 31, 2025, Mr. Westerfield is entitled to continue receiving base salary compensation through December 31, 2026, subject to his execution of a mutually agreeable consulting agreement with the Company and a non-revocation of a release of claims in favor of the Company. The Company anticipates entering into a consulting agreement with Mr. Westerfield.

On March 31, 2026, the Company notified Tejal Vakharia, the Company’s Senior Vice President and General Counsel and a named executive officer, that, effective April 30, 2026, she would no longer be employed by the Company. In connection with her separation, Ms. Vakharia will be entitled to receive benefits consistent with a termination without cause under her Agreement for the Payment of Benefits Following Termination of Employment, as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 18, 2025.

Amendment & Restatement of 2024 Stock Incentive Plan

On April 1, 2026, the Board approved a second amendment and restatement (the “Second Amendment and Restatement”) of the Veradigm Inc. Amended and Restated 2024 Stock Incentive Plan (as amended and restated, the “2024 Plan”). The Second Amendment and Restatement increases by 6,000,000 the maximum number of shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) authorized to be issued under the 2024 Plan. Subject to the terms and conditions of the 2024 Plan, and after giving effect to the Second Amendment and Restatement, the number of shares of Company common stock authorized for grants under the 2024 Plan is 17,000,000 shares.

The purposes of the 2024 Plan are to (i) align the interests of the Company’s stockholders and the recipients of awards under the 2024 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors and independent contractors and (iii) motivate such persons to act in the long-term best interests of the Company and its stockholders. Under the 2024 Plan, the Company may grant: (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; and (iv) performance units.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing the appointment of Mr. Greyenbuhl to serve as the Company’s Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of April 1, 2026, by and between Veradigm Inc. and Christian Greyenbuhl.

10.2	Agreement for the Payment of Benefits Following Termination of Employment, dated as of April 1, 2026, by and between Veradigm Inc. and Christian Greyenbuhl.

10.3	Veradigm Inc. Second Amended and Restated 2024 Stock Incentive Plan.

99.1	Press Release issued by Veradigm Inc. on April 6, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: April 6, 2026	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel & Corporate Secretary